Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Announces Comprehensive Long-Term Capital Allocation Plan
•~$1 Billion of debt paydown per year until investment grade metrics achieved
•Initiating quarterly LNG dividend for Q3 2021 at $0.33/share
•Share repurchases resumed in Q3; Program reset to 3 years $1 Billion in Q4
•Corpus Christi Stage 3 FID expected in 2022
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy, Inc. (“Cheniere” or the “Company”) (NYSE American: LNG) announced today that its Board of Directors has approved a comprehensive, long-term capital allocation plan (the “Plan”) designed to achieve an investment grade balance sheet, return significant capital to shareholders over time, and continue to invest in accretive organic growth.

With financial results for 2021 expected at the high end of the guidance ranges, and the substantial completion of Sabine Pass Train 6 now expected in the first quarter of 2022, the Company has reached a cash flow inflection point and expects to generate ~$10 billion of cumulative Distributable Cash Flow1 (“DCF”) through 2024 with annual run-rate DCF of $2.6 – $3.0 billion, enabling execution on the balance sheet, capital returns, and accretive growth priorities. The Plan is designed to achieve a run-rate DCF of $15 – $17 per share on a long-term basis, inclusive of the Corpus Christi Stage 3 Project (“Corpus Christi Stage 3”).

“Over the past five years, we have successfully executed on our operating, commercial and financial goals, which now serve as the foundation for this comprehensive capital allocation plan for Cheniere’s stakeholders. The Plan is built from our guiding principles of maintaining a strong, sustainable balance sheet, funding financially disciplined accretive growth, and returning capital to shareholders through share repurchases and dividends,” said Jack Fusco, Cheniere’s President and Chief Executive Officer. “Our accomplishments over the past five years have led us to this point, and the Plan helps ensure Cheniere’s long-term success by strengthening our financial position, commencing meaningful shareholder returns, and committing to our disciplined approach to deploying growth capital.”

Sustainable Balance Sheet and Liquidity

•Plan for ~$1 billion of annual debt repayment, targeting investment grade consolidated credit metrics by the early-to-mid 2020s

•Prioritize repayment of secured callable or maturing project debt to strengthen project credit metrics and lessen subordination of the corporate level credit profiles

Capital Return to Shareholders

•Declaring an inaugural quarterly dividend of $0.33, or $1.32 annualized, per share. The dividend is payable on November 17, 2021 to shareholders of record as of November 3, 2021

•Plan to grow dividend at mid-single digit growth rate, positioning the inaugural dividend approximately in line with the S&P 500 average yield and growth rate

•Reset share buyback program of $1 billion for an additional 3 years beginning in the fourth quarter of 2021. Share repurchases under the previous $1 billion authorization have resumed in the third quarter

1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

Accretive Growth

•Leverage existing LNG infrastructure platform to progress Corpus Christi Stage 3, a ~10+ mtpa shovel-ready brownfield expansion project, towards Financial Investment Decision (“FID”) in 2022 once remaining investment and commercial parameters are met

•Develop further liquefaction growth opportunities at both Sabine Pass and Corpus Christi with a continued commitment to Cheniere’s disciplined investment parameters

•Develop environmental solutions opportunities along the LNG value chain to further enhance the resiliency and sustainability of Cheniere’s assets

“This ‘all of the above’ capital allocation plan provides a long-term strategic financial framework for Cheniere. Under the Plan, we expect to achieve investment grade consolidated credit metrics while funding accretive growth in accordance with our disciplined investment parameters and returning billions of dollars to our shareholders. This Plan not only helps reinforce the long-term sustainability of the business we have built at Cheniere thus far, but significantly enhances our competitive position as we expect to FID Corpus Christi Stage 3 next year and develop further growth for years to come.” said Zach Davis, Cheniere’s Senior Vice President and Chief Financial Officer.

INVESTOR CONFERENCE CALL AND WEBCAST

Cheniere will host a conference call to discuss the capital allocation plan on Tuesday, September 7, 2021, at 5:30 p.m. Eastern time / 4:30 p.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website.

About Cheniere
Cheniere Energy, Inc. is the leading producer and exporter of liquefied natural gas (LNG) in the United States, reliably providing a clean, secure, and affordable solution to the growing global need for natural gas. Cheniere is a full-service LNG provider, with capabilities that include gas procurement and transportation, liquefaction, vessel chartering, and LNG delivery. Cheniere has one of the largest liquefaction platforms in the world, consisting of the Sabine Pass and Corpus Christi liquefaction facilities on the U.S. Gulf Coast, with expected total production capacity of approximately 45 million tonnes per annum of LNG operating or under construction. Cheniere is also pursuing liquefaction expansion opportunities and other projects along the LNG value chain. Cheniere is headquartered in Houston, Texas, and has additional offices in London, Singapore, Beijing, Tokyo, and Washington, D.C.

For additional information, please refer to the Cheniere website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission.

Dividends
Future amounts and payment dates of quarterly cash dividends will be subject to the determination and approval of the Company’s Board of Directors. The decision by the Board of Directors whether to pay any future dividends and the amount of any such dividends will be based on, among other things, the Company's financial position, results of operations, cash flows, capital requirements, restrictions under the Company's existing credit agreements and the requirements of applicable law.

Share Repurchase Authorization
Under the share repurchase authorization, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The timing and amount of any shares of the Company’s common stock that are repurchased under the share repurchase authorization will be determined by the Company’s management based on market conditions and other factors. The share repurchase authorization does not obligate the Company to acquire any particular amount of common stock, and may be modified, suspended or discontinued at any time or from time to time at the Company’s discretion.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to the amount and timing of share repurchases, statements relating to Cheniere’s ability or plans to pay or increase dividends to its shareholders, and (viii) statements regarding the COVID-19 pandemic and its impact on our business and operating results. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations

The accompanying news release contains non-GAAP financial measures. Consolidated Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow per share are non-GAAP financial measures that we use to facilitate comparisons of operating performance across periods. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

Consolidated Adjusted EBITDA represents net income attributable to Cheniere before net income attributable to the non-controlling interest, interest, taxes, depreciation and amortization, adjusted for certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, as detailed in the following reconciliation. Consolidated Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Consolidated Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. We believe Consolidated Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items, and items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Consolidated Adjusted EBITDA is calculated by taking net income attributable to common stockholders before net income attributable to non-controlling interest, interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items, and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense and loss on disposal of assets, changes in the fair value of our commodity and foreign currency exchange derivatives and non-cash compensation expense. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Distributable Cash Flow is defined as cash received, or expected to be received, from Cheniere’s ownership and interests in Cheniere Partners and Cheniere Corpus Christi Holdings, LLC, cash received (used) by Cheniere’s integrated marketing function (other than cash for capital expenditures) less interest, taxes and maintenance capital expenditures associated with Cheniere and not the underlying entities. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure.

Distributable Cash Flow per share is calculated by dividing Distributable Cash Flow by the weighted average number of common shares or units outstanding.

We believe Distributable Cash Flow is a useful performance measure for management, investors and other users of our financial information to evaluate our performance and to measure and estimate the ability of our assets to generate cash earnings after servicing our debt, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as common stock dividends, stock repurchases, retirement of debt, or expansion capital expenditures. Management uses this measure and believes it provides users of our financial statements a useful measure reflective of our business’s ability to generate cash earnings to supplement the comparable GAAP measure. Distributable Cash Flow is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

We have not made any forecast of net income for fiscal years 2022-2024 or on a run rate basis, which would be the most directly comparable financial measure under GAAP, and we are unable to reconcile differences between run rate Consolidated Adjusted EBITDA and Distributable Cash Flow and net income.

Contacts

Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479

Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491